Exhibit 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made and entered into on May 31, 2024 and is effective as of the Commencement Date (as defined in the Intermediation Agreement (defined below)), between Citigroup Energy Inc., a corporation organized under the laws of Delaware (“Citi”), as secured party, and Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”), as pledgor.

WHEREAS, the Company and Citi are party to that certain Inventory Intermediation Agreement, dated as of May 31, 2024 (as amended, restated, modified, supplemented or otherwise changed from time to time, including any replacement agreement therefor, the “Intermediation Agreement”), pursuant to which Citi, subject to the terms and conditions contained therein, has agreed to purchase and acquire from the Company, and sell, assign, deliver and transfer to the Company, the ownership of Crude Oil in connection with the processing operations of the Refinery on the terms and subject to the conditions set forth in the Intermediation Agreement; and

WHEREAS, pursuant to the terms of the Intermediation Agreement, the Company is required to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Intermediation Agreement.

(a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Intermediation Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement or the Intermediation Agreement have the meanings specified therein.

(b)    The rules of construction specified in Section 1.4 of the Intermediation Agreement also apply to this Agreement.

(c)    If any conflict or inconsistency exists between this Agreement and any other Transaction Document other than the Intermediation Agreement, this Agreement shall control.

SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Loan Agreement” has the meaning assigned to such term in the Acknowledgment Agreement.

“Acknowledgment Agreement” means the Fifth Amended and Restated Acknowledgment Agreement, dated as of the Commencement Date, among Citi, the Company, the Term Loan Agent and the ABL Agent (as such terms are defined therein), as amended, restated, supplemented or otherwise modified from time to time.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Citi” has the meaning assigned to such term in the preamble hereto.

“Collateral” has the meaning assigned to such term in Section 2.03.

“Company” has the meaning assigned to such term in the preamble hereto.

“Insurance Collateral” has the meaning assigned to such term in Section 2.03.

“Insurance Security Interest” has the meaning assigned to such term in Section 2.03.

“Intermediation Agreement” has the meaning assigned to such term in the recitals hereto.

“Intermediation Collateral” has the meaning assigned to such term in Section 2.01.

“Posted Collateral Security Interest” has the meaning assigned to such term in Section 2.02.

“Precautionary Security Interest” has the meaning assigned to such term in Section 2.01.

“Proceeds” has the meaning assigned to such term in the UCC.

“Recharacterization” means a determination (other than, for the avoidance of doubt, for accounting and tax purposes) by a final, non-appealable order or judgment entered by a court of competent jurisdiction that the Company shall have retained or become revested by avoidance, rejection, rescission, reversion or operation of law with any right, title or interest in any Crude Oil constituting Citi Property following a sale by the Company of such Crude Oil to Citi, and a purchase by Citi of such Crude Oil from the Company under the Intermediation Agreement such that Citi is deemed to have made a secured financing to the Company.

“Recharacterized Interests” shall mean any of the Company’s interests in any Crude Oil constituting Citi Property that are reacquired or retained by the Company as a result of a Recharacterization.

“Secured Obligations” means all obligations of the Company arising under any Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Security Interest” means all Liens hereunder, including, without limitation, the Insurance Security Interest, the Posted Collateral Security Interest and the Precautionary Security Interest.

“Term Loan Agreement” has the meaning assigned to such term in the Acknowledgment Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the state of New York; provided, however, that, at any time, if by reason of mandatory provisions of law any or all of the perfection or priority of Citi’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions.

ARTICLE II

SECURITY INTEREST

SECTION 2.01.    Precautionary Security Interest in Citi Property. Subject to Section 15.5 of the Intermediation Agreement, the Parties intend that all Citi Property acquired by Citi under the Intermediation Agreement is acquired pursuant to purchase and sale transactions (other than, for the avoidance of doubt, for accounting and tax purposes). Subject to Section 2.07 hereof, if, notwithstanding the intent of the Parties, a Recharacterization occurs, the Company hereby grants, collaterally assigns, and pledges to Citi, its successors and assigns, to secure the Secured Obligations, a continuing security interest (the “Precautionary Security Interest”) in all of the Company’s right, title or interest in or to the following assets and properties, in each case, solely to the extent included in the Recharacterized Interests, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Intermediation Collateral”):

(a)    all Crude Oil of any type or grade owned by Citi pursuant to the Intermediation Agreement, including all Citi Property;

(b)    all General Intangibles (excluding trademarks, trade names and other intellectual property), and Documents, in each case, to the extent directly relating to the items in clause (a) (but excluding, for the avoidance of doubt, equity interests of any Subsidiary);

(c)    books and records relating to clauses (a) through (b); and

(d)    all Proceeds of the foregoing (except to the extent that such Proceeds constitute Insurance Collateral).

provided, that notwithstanding anything to the contrary set forth herein or in any other Transaction Document, to the extent that any Crude Oil described in clause (a) above is transferred or transported to the Refinery, the USOR Refinery or any other refinery of the Company, the Parent, or any Affiliate of the foregoing (or is otherwise removed from the Included Locations in order to transfer or transport it to the Refinery, the USOR Refinery or such other refinery), then such transferred or transported Crude Oil and all items described in clauses (b) through (d) relating thereto (collectively, the “Released Assets”) shall cease to constitute Intermediation Collateral and the Precautionary Security Interest with respect to such Released Assets shall be automatically released.

SECTION 2.02.    Security Interest in Posted Collateral. The Company hereby unconditionally grants, collaterally assigns, and pledges to Citi, its successors and assigns, to secure the Secured Obligations (whether now existing or hereafter arising) a continuing security interest (hereafter referred to as the “Posted Collateral Security Interest”) in all of the Company’s right, title or interest in or to any and all Posted Collateral transferred to or received by Citi under the Intermediation Agreement.

SECTION 2.03.    Security Interest in Insurance. The Company hereby unconditionally grants, collaterally assigns, and pledges to Citi, its successors and assigns, to secure the Secured Obligations (whether now existing or hereafter arising), a continuing security interest (hereafter referred to as the “Insurance Security Interest” and, together with the Posted Collateral Security Interest and the Precautionary Security Interest, the “Security Interests”) in all of the Company’s right, title or interest in or to the following assets and properties, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Insurance Collateral” and together with the Intermediation Collateral and the Posted Collateral, the “Collateral”):

(a)    all business interruption insurance solely with respect to and to the extent insuring all Crude Oil of any type or grade owned by Citi pursuant to the Intermediation Agreement, including all Citi Property;

(b)    all Documents directly related to the foregoing;

(c)    all General Intangibles (excluding trademarks, tradenames, and intellectual property), to the extent directly arising from the foregoing; and

(d)    all Proceeds of the foregoing,

provided, that notwithstanding anything to the contrary in any Transaction Document, no contract or agreement to which the Company is a party nor any of the Company’s rights or interests thereunder shall be included as constituting Insurance Collateral if and for so long as the grant of the Insurance Security Interest shall constitute or result in (i) the unenforceability of any right of the Company therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity); provided further that the Insurance Security Interest shall attach as soon as the condition causing such unenforceability is remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in clause (i) or (ii) above, including any Proceeds of such contract or agreement, provided further that, notwithstanding anything to the contrary in any Transaction Document, the Collateral shall not include any Proceeds to the extent that such Proceeds constitute taxes that have been collected or withheld.

SECTION 2.04.    Authorization to File Financing Statements. The Company hereby irrevocably authorizes Citi at any time and from time to time to file in any relevant jurisdiction financing statements (including amendments and continuations thereto) that indicate the Collateral as defined in this Agreement and contain any other the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organizational identification number issued to the Company. The Company agrees to provide such information to Citi promptly upon Citi’s request.

SECTION 2.05.    Representations and Warranties. The Company represents and warrants to Citi as of the Commencement Date that:

(a)    subject to the sale of the Intermediation Collateral to Citi pursuant to the Intermediation Agreement as described in Section 2.01 hereof, it has full power and authority to grant a security interest in and Lien on the Collateral and has taken all necessary actions to authorize the granting of each Security Interest and Lien granted hereunder;

(b)    subject to the sale of the Intermediation Collateral to Citi pursuant to the Intermediation Agreement as described in Section 2.01 hereof, it is the sole owner of (or otherwise has the right to transfer) such Collateral, free and clear of any security interest, Lien, encumbrance or other restrictions (other than the Security Interests and Liens granted under Article 2 and Permitted Liens);

(c)    any UCC financing statements or other appropriate filings, recordings or registrations containing the definition of the Collateral have been prepared by Citi based upon the information provided to Citi in the schedules hereto for filing in each governmental, municipal or other office specified in Schedule 3 hereto, which are all the filings, recordings and registrations that are necessary as of the Commencement Date to establish a legal, valid and perfected Security Interest in favor of Citi in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements;

(d)    attached hereto as Schedule 1 is (A) the exact legal name of the Company as such name appears in its certificate of formation, (B) the jurisdiction of formation and the form of organization of the Company, (C) the organizational identification number, if any, assigned by such jurisdiction, and (D) the address (including the county) of the chief executive office of the Company; and

(e)    subject to the sale of the Intermediation Collateral to Citi pursuant to the Intermediation Agreement as described in Section 2.01 hereof, the Intermediation Collateral is owned by the Company free and clear of all Liens, other than Permitted Liens (if any); and

(f)    the Company has not filed or consented to the filing of any financing statement or analogous document under the UCC as in effect in any state or any other applicable laws covering any Collateral.

SECTION 2.06.    Covenants of the Company. The Company covenants and agrees that:

(a)    it will promptly notify Citi in writing of any change (A) in its corporate name, (B) in its Federal Taxpayer Identification Number, (C) in its jurisdiction of formation or (D) in the address (including the county) of the chief executive office of the Company;

(b)    it will promptly provide Citi with certified organizational documents reflecting any of the changes described in Section 2.06(a);

(c)    it will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC in order for Citi to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral;

(d)    it will defend Citi’s Liens in the Insurance Collateral against any other Lien, except Permitted Liens or pursuant to transactions permitted by the Transaction Documents; and

(e)    it will, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Citi may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interests and the filing of any financing statements or other documents in connection herewith or therewith, in each case, subject to all terms and conditions of the Intermediation Agreement.

SECTION 2.07.    Recharacterization. Notwithstanding any other provision contained herein, Citi and the Company agree that, prior to the occurrence of a Recharacterization, (a) none of the rights granted to Citi under this Agreement with respect to the Precautionary Security Interest shall be exercisable by Citi and (b) none of the rights granted to Citi under this Agreement with respect to the Intermediation Collateral shall otherwise give or be construed to give Citi greater rights than the rights of Citi under the Transaction Documents with respect to its interests as owner of the Citi Property.

ARTICLE III

REMEDIES

SECTION 3.01.    Remedies upon Default. Subject to the Acknowledgement Agreement and the Intermediation Agreement, upon the occurrence and during the continuance of an Event of Default in respect of which the Company is the Defaulting Party, it is agreed that Citi shall have the right to take any of or all of the following actions, at the same or different times, with or without legal process and with or without prior notice or demand for performance, to take possession of the Intermediation Collateral and, without liability for trespass, to enter any premises where the Intermediation Collateral may be located for the purpose of taking possession of or removing the Intermediation Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, the Company agrees that Citi shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Intermediation Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Citi shall deem appropriate. Citi shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Intermediation Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, Citi shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Intermediation Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Company, and the Company hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Citi shall give the Company ten (10) days’ written notice (which the Company agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of Citi’s intention to make any sale of Intermediation Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Intermediation Collateral, or any portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Citi may fix and state in the notice (if any) of such sale. At any such sale, the Intermediation Collateral or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Citi may (in its sole and absolute discretion) determine. Citi shall not be obligated to make any sale of any Intermediation Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Intermediation Collateral shall have been given. Citi may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Intermediation Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Citi until the sale price is paid by the purchaser or purchasers thereof, but Citi shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Intermediation Collateral so sold and, in case of any such failure, such Intermediation Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 3.01, Citi may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Company (all said rights being also hereby waived and released to the extent permitted by law), the Intermediation Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Citi from the Company as a credit against the purchase price, and Citi may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. For purposes hereof, a written agreement to purchase the Intermediation Collateral or any portion thereof shall be treated as a sale thereof; Citi shall be free to carry out such sale pursuant to such agreement. As an alternative to exercising the power of sale herein conferred upon it, Citi may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court- appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

SECTION 3.02.    Application of Proceeds. Subject to the provisions of the Acknowledgement Agreement and the Intermediation Agreement, Citi shall apply all proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto (except to the extent that such proceeds constitute taxes that have been collected or withheld), and any other cash at the time held by Citi under the Transaction Documents, in each case, in accordance with the Transaction Documents. Subject to the provisions of the Acknowledgement Agreement and the Intermediation Agreement, Citi shall have absolute discretion as to the time of application of the Collateral and any such proceeds, moneys or balances in accordance with this Agreement.

ARTICLE IV

Miscellaneous

SECTION 4.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Article 28 of the Intermediation Agreement.

SECTION 4.02.    Use of Posted Collateral. If Citi is not a Defaulting Party and no Early Termination Date has occurred or been designated as the result of an Event of Default with respect to Citi, then Citi will, notwithstanding Section 9-207 of the UCC, have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Company. For purposes of the obligation to transfer Eligible Collateral or Posted Collateral pursuant to Section 11.2 of the Intermediation Agreement and any rights or remedies authorized under this Agreement, Citi will be deemed to continue to hold all Posted Collateral, regardless of whether Citi has exercised any rights with respect to any Posted Collateral pursuant to this Section 4.02.

SECTION 4.03.    Security Interest Absolute. All rights of Citi hereunder, the Security Interests and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Intermediation Agreement, any other Transaction Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Intermediation Agreement, any other Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or this Agreement.

SECTION 4.04.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Citi and shall survive the execution and delivery of the Transaction Documents, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the parties’ obligations under the Intermediation Agreement, any other Transaction Document or any other agreement relating thereto remain in effect and such agreement has not expired or terminated.

SECTION 4.05.    Binding Effect; Several Agreement. This Agreement shall become effective when a counterpart hereof executed on behalf of the Company shall have been delivered to Citi and a counterpart hereof shall have been executed on behalf of Citi, and thereafter shall be binding upon the Company and Citi and their respective permitted successors and assigns, and shall inure to the benefit of the Company and Citi and their respective successors and assigns; provided that, except as expressly permitted by this Agreement or the Intermediation Agreement, the Company shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) without the prior written consent of Citi.

SECTION 4.06.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company or Citi that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.07.    Citi’s Fees and Expenses; Indemnification. Sub-clauses (i), (iv) and (v) of] Section 22.2 of the Intermediation Agreement shall apply mutatis mutandis as if they had been fully set forth herein. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 4.08.    Citi Appointed Attorney-in-Fact. The Company hereby appoints Citi the attorney-in-fact of the Company, upon the occurrence and during the continuation of an Event of Default with respect to the Company, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Citi may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Citi shall have the right, upon the occurrence and during the continuance of an Event of Default with respect to the Company with full power of substitution either in Citi’s name or in the name of the Company (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Company on any invoice or bill of lading relating to any of the Collateral; (d) to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though Citi were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating Citi to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Citi, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Citi shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. It is understood and agreed that the appointment of Citi as the agent and attorney-in- fact of the Company for the purposes set forth above is coupled with an interest and is irrevocable.

SECTION 4.09.    GOVERNING LAW.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

(b)    EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITUATED IN THE COUNTY OF NEW YORK (WITHOUT RECOURSE TO ARBITRATION UNLESS ALL PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN ARTICLE 28 OF THE INTERMEDIATION AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

(c)    EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.

SECTION 4.10.    Waivers; Amendment. (a) No failure or delay of Citi in exercising any right or power hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Citi hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Transaction Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Citi and the Company with respect to which such waiver, amendment or modification is to apply.

SECTION 4.11.    Severability. If any Article, Section or provision of this Agreement shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect.

SECTION 4.12.    Counterparts. This Agreement may be executed by the Parties in separate counterparts and delivered by e-mail, facsimile transmission or otherwise, and all such counterparts of this Agreement shall together constitute one and the same instrument.

SECTION 4.13.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.14.    Termination.

(a)    Upon the termination or expiration of the Intermediation Agreement and the satisfaction of the Secured Obligations (other than contingent obligations not then due and payable), the Parties agree and acknowledge that (i) the Security Interests shall terminate automatically and without further action, (ii) Citi shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all Security Interests and (iii) Citi shall transfer and return to the Company all Posted Collateral and the Interest Amount, if any.

(b)    Notwithstanding the foregoing, upon (i) the sale, lease, sublease, transfer or other disposition of any Collateral by the Company in accordance with the terms and conditions of the Intermediation Agreement or (ii) the transfer, return or release of any Collateral by Citi to the Company (including, without limitation, any Posted Collateral or Inventory Business Interruption Insurance Proceeds), in each case, the Security Interests with respect to such Collateral shall terminate automatically and without further action.

SECTION 4.15.    Right of Setoff. If an Event of Default shall have occurred and be continuing, Citi is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any Collateral in the form of cash and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Citi to or for the credit or the account of the Company under the Transaction Documents against any of and all the Secured Obligations now or hereafter existing, irrespective of whether or not Citi shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of Citi under this Agreement are in addition to other rights and remedies (including other rights of setoff) which Citi may have under the Intermediation Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTOR PAR HAWAII REFINING, LLC

By:	/s/ Shawn Flores
Name: Shawn Flores Title: Chief Financial Officer

[Signature Page to Pledge and Security Agreement]

SECURED PARTY CITIGROUP ENERGY INC.

By:	/s/ Jeffrey Oh
Name: Jeffrey Oh Title: Managing Director

[Signature Page to Pledge and Security Agreement]